Calculation of Filing Fee Tables
S-8
Vera Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share, reserved for future issuance pursuant to the Registrant's 2021 Equity Incentive Plan	Other	3,563,371	$ 41.42	$ 147,594,826.82	0.0001381	$ 20,382.85
2	Equity	Common stock, $0.001 par value per share, reserved for future issuance pursuant to the Registrant's 2021 Employee Stock Purchase Plan	Other	440,502	$ 35.21	$ 15,510,075.42	0.0001381	$ 2,141.95
3	Equity	Common stock, $0.001 par value per share, reserved for future issuance pursuant to the Registrant's 2024 Inducement Plan	Other	165,165	$ 41.42	$ 6,841,134.30	0.0001381	$ 944.77
4	Equity	Common stock, $0.001 par value per share, issuable upon exercise of outstanding options granted pursuant to the Registrant's 2024 Inducement Plan	Other	434,835	$ 39.22	$ 17,054,228.70	0.0001381	$ 2,355.19
Total Offering Amounts:						$ 187,000,265.24		$ 25,824.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25,824.76
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Vera Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of Common Stock that were automatically added to the shares available for issuance under the 2021 Plan on January 1, 2025 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year, for a period of ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of the Registrant's Common Stock. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 3,563,371 shares of common stock reserved for grant under the 2021 Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $41.42 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on February 20, 2026 as reported on the Nasdaq Stock Market.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of Common Stock that were automatically added to the shares available for issuance under the 2021 ESPP on January 1, 2025 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st of each year, for a period of ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) 440,502 shares of Common Stock; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 440,502 shares of common stock reserved for grant under the 2021 ESPP are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $35.21 which is the average of the high and low selling prices per share of the Registrant's common stock on February 20, 2026 as reported on the Nasdaq Stock Market multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2024 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock that were added to the shares authorized for issuance under the Inducement Plan as inducement grants under Nasdaq Listing Rule 5635(c)(4) pursuant to an amendment of the Inducement Plan approved by the Compensation Committee of the Board of Directors of the Registrant. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 165,165 shares of common stock reserved for grant under the Inducement Plan are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $41.42 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on February 20, 2026 as reported on the Nasdaq Stock Market.

[4]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Inducement Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of the Registrant's common stock that may be issued upon the exercise of outstanding options granted under the Inducement Plan as inducement grants under Nasdaq Listing Rule 5635(c)(4). The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 434,835 shares of common stock issuable upon the exercise of outstanding options granted under the Inducement Plan are estimated in accordance with 457(h) solely for the purpose of calculating the registration fee on the basis of $39.22 per share, which represents the weighted-average exercise price for such shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A